UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 23, 2004

Commission file number 1-3295

MINERALS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1190717 (I.R.S. Employer Identification Number)
The Chrysler Building 405 Lexington Avenue New York, New York (Address of principal executive office)	10174-1901 (Zip Code)

(212) 878-1800
(Registrant's telephone number including area code)

Item 5.         Other Events

        On January 23, 2004, Minerals Technologies Inc. issued a press release in the following form concerning the appointment of Mr. Gregory P. Kelm to the office of Treasurer of the Company.

News
For Immediate Release January 23, 2004	Contact: Rick B. Honey (212) 878-1831

GREGORY P. KELM ELECTED TREASURER,
MINERALS TECHNOLOGIES INC.

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NEW YORK, January 23--The Board of Directors of Minerals Technologies Inc. (NYSE: MTX) has elected Gregory P. Kelm Treasurer and an officer of the company effective January 21, 2004. He had been Assistant Treasurer. Mr. Kelm will report to John A. Sorel, Senior Vice President and Chief Financial Officer. Mr. Kelm will have responsibility for all Treasury Department functions worldwide.

          Greg Kelm received his Masters degree in Industrial Relations from the School of Business at the University of Minnesota and his Bachelor in Journalism at the same university. Mr. Kelm joined the company before its organization as an independent, publicly traded company in 1992, becoming Director, Human Resources Programs shortly thereafter. He was appointed Assistant Treasurer of the company in February 2000.

          Minerals Technologies Inc. is a global resource- and technology-based growth company that develops, produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $813.7 million in 2003.

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For further information about Minerals Technologies Inc. look on the Internet at
http://www.mineralstech.com/

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINERALS TECHNOLOGIES INC.

By:	c/S. Garrett Gray
S. Garrett Gray
Vice President, General Counsel and Secretary

Date: January 23, 2004